EXHIBIT 10.15

    AGREEMENT ON TRANSFER OF EQUITY INTEREST OF HENAN ZHONGPIN FOOD CO., LTD.
       DATED AUGUST 16, 2005 BETWEEN ZHU XIAN FU, BEN BAO KE, SI SHUI CHI,
                 WANG QING HE, LIU ZHAO YANG, AND WANG JUAN JUAN
         ("TRANSFERORS") AND FALCON LINK INVESTMENT LTD. ("TRANSFEREE")

             Zhu Xian Fu, Ben Bao Ke, Si Shui Chi, Wang Qing He, Liu Zhao Yang, and Wang Juan Juan ("Transferors") agree to transfer 100% equity interest of Henan Zhongpin Food Co., Ltd. to Falcon Link Investment Limited (the "Transferee"), a British Virgin Islands company. In consideration for the transfer, the Transferee shall pay to the Transferors a total purchase price of RMB 20,940,000.00. Upon completion of said transfer, the Transferors shall hold no equity interest in Henan Zhongpin Food Co., Ltd., and the Tranferee shall hold 100% of the shares of Henan Zhongpin Food Co., Ltd. As a result, Henan Zhongpin Food Co., Ltd. shall be re-registered as a wholly foreign-owned enterprise according to laws of the People's Republic of China.